UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2009

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street
Suite 1101
New York, NY 10001
(Address of Principal Executive Offices)

646-502-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 13, 2009, Answers Corporation (the “Company”) and Google, Inc. (“Google”) entered into Amendment Number Seven to Google Order Form and Google Services Agreement (the “Amendment”) to the original Google Order Form and Google Services Agreement effective January 28, 2005, as amended from time to time (the “GSA”). The GSA, as amended by the Amendment, governs the relationship under which the Company obtains advertisements from Google.

The Amendment, which will become effective on February 1, 2010, extends the term of the GSA for an additional two (2) years, through January 31, 2012, and modifies the tiered schedule for determining the Company’s AFS (AdSense for Search) and AFC (AdSense for Content) revenue share. Among other matters covered by the Amendment are conditions and limitations affecting the Company’s right to monetize its web properties using third party services.

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release issued by Answers Corporation, dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By:            /s/ Caleb A. Chill

Caleb A. Chill
VP General Counsel
& Corporate Secretary
Dated: October 15, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Answers Corporation, dated October 15, 2009